UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2012 (September 5, 2012)

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its Certificate of Incorporation)

Delaware	001-32922	05-0569368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lincoln Centre 5400 LBJ Freeway, Suite 450 Dallas, TX	75240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 451-6750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Revolving Credit Agreement Forbearance Amendment

On September 5, 2012, Aventine Renewable Energy Holdings, Inc. (“Aventine”) and each of its subsidiaries and Wells Fargo Capital Finance, LLC, as agent and sole lender (“Agent”) under the Amended and Restated Credit Agreement dated July 20, 2011 (as amended from time to time, the “Revolving Credit Agreement”) and the Amendment Number Three to Amended and Restated Credit Agreement and Forbearance Agreement dated July 27, 2012, entered into an amendment to both agreements (collectively, the “Revolver Forbearance”). Under the Revolver Forbearance, Agent agreed, subject to specified limitations and conditions, to amend (i) the Revolving Credit Agreement to change the date for cash collateralization of the undrawn amount of Aventine’s outstanding letters of credit from September 7, 2012 to September 30, 2012 and (ii) the forbearance agreement to extend the date of the forbearance period from the earlier of (a) September 30, 2012 or (b) the occurrence of a further event of default under the Revolving Credit Agreement or the occurrence of certain other events specified in the forbearance agreement.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Revolver Forbearance is hereby incorporated into this Item 2.03(a) by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  September 11, 2012

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ Calvin Stewart
Name: Calvin Stewart
Title: Chief Financial Officer